SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): July 22, 1996


                              SILGAN HOLDINGS INC.
             ---------------------------------------------------
            (Exact name of registrant as specified in its charter)



   Delaware                        33-28409                   06-1269834
- --------------------        -----------------------     ------------------------
(State or other             (Commission File Number)        (IRS Employer
jurisdiction of                                           Identification No.)
incorporation)





         4 Landmark Square, Stamford, Connecticut                  06901
         ---------------------------------------------------------------
         (Address of principal executive offices)             (Zip Code)



Registrant's telephone number, including area code:  (203) 975-7110



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Item 5:  Other Events.

                  General.   On  July  22,  1996,   Silgan  Holdings  Inc.  (the
"Company") issued and sold 50,000 shares (the "Shares") of its 13 1/4% Cumulative Exchangeable Preferred Stock (the "Preferred Stock") to "Qualified Institutional Buyers" in a private placement in reliance on Rule 144A promulgated under the Securities Act of 1933, as amended (the "Securities Act"). A portion of the net proceeds ($35.7 million) from the sale of the Shares were used by the Company to purchase, on July 22, 1996, 250,000 shares of its Class B Common Stock (the "Class B Stock") held by Mellon Bank, N.A., as trustee for First Plaza Group Trust ("Mellon"), which Class B Stock was canceled on such purchase date. The remaining net proceeds from the sale of the Shares ($12 million) will be used to redeem an equal principal amount of the Company's 13 1/4% Senior Discount Debentures due 2002 (the "Discount Debentures") on August 26, 1996. Upon completion of this redemption, the Company will have outstanding approximately $59 million principal amount of Discount Debentures, and will have redeemed and repurchased an aggregate of approximately $216 million principal amount at maturity of Discount Debentures since 1995 with borrowings under the Company's and its subsidiaries' lower cost bank credit facility and with proceeds from the sale of the Shares. As a result, the Company has lowered its average cost of indebtedness, will realize $11.5 million of annual cash interest savings, and will realize $19.5 million of current cash tax savings as a result of the deduction by the Company of the accreted interest on the retired Discount Debentures. In addition, the use of a portion of the net proceeds from the sale of the Shares to purchase the Class B Stock held by Mellon enabled the Company to purchase such stock at a lower cost than in the future.

                  The Company may consider refinancing all or a portion of the remaining Discount Debentures through debt and/or equity financings. Any such financings will depend upon the market conditions existing at the time and will have to be effected in compliance with the Company's agreements governing its indebtedness.

                  Terms of Preferred Stock. The following is a summary of the terms of the Preferred Stock.

                  The Preferred Stock has a liquidation preference of $1,000 per share and ranks senior to all outstanding capital stock of the Company. The Company is required to redeem the Preferred Stock at its liquidation preference of $1,000 per share, plus accrued and unpaid dividends, on July 15, 2006.

                  Dividends on the Preferred Stock are cumulative from the date of issuance at 13-1/4% per annum on the liquidation preference thereof, and are payable quarterly in cash or, on or prior to July 15, 2000 at the sole option of the Company, in additional shares of Preferred Stock, on January 15, April 15,


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July 15 and October 15,  commencing  October 15,  1996.  If by July 22, 1997 the
Preferred Stock has not been exchanged for the Company's Subordinated Debentures due 2006 (the "Exchange Debentures"), the dividend rate on the Preferred Stock will increase by 0.5% per annum to 13-3/4% per annum of the liquidation preference thereof until such exchange occurs.

                  The Preferred Stock is exchangeable into Exchange Debentures at any time at the option of the Company, in whole but not in part, subject to
(i) such exchange being permitted under the Company's and its subsidiaries' instruments and agreements governing their indebtedness, including the Company's and its subsidiaries' credit agreement and the Discount Debentures, and (ii) the conditions therefor described in the Certificate of Designation being satisfied.

                  On or after July 15, 2000, the Preferred Stock is redeemable, at the option of the Company, in whole or in part, at the rate of 109.938% (declining ratably to 100% by July 15, 2003) of the liquidation preference thereof, plus accrued and unpaid dividends to the redemption date. In addition, at any time, or from time to time, on or prior to July 15, 2000, the Company may, at its option, redeem all (but not less than all) of the outstanding shares of Preferred Stock at a redemption price equal to 110% of the liquidation preference thereof, plus accrued and unpaid dividends to the redemption date, with the proceeds of one or more sales of common stock of the Company.

                  Upon a Change of Control (as defined in the Certificate of Designation), the Company is required to make an offer to purchase all shares of Preferred Stock at a purchase price equal to 101% of their liquidation preference, plus accrued and unpaid dividends to the date of purchase.

                  Holders of the Preferred Stock have no voting rights except as provided by law and as provided in the Company's Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), or in the Certificate of Designation of the Company for the Preferred Stock (the "Certificate of Designation"). In the event that dividends are not paid for four consecutive quarters or upon certain other events as described in the Certificate of Designation (including failure to comply with covenants under the Certificate of Designation and failure to pay the mandatory redemption price on the Preferred Stock when due), then the number of directors constituting the Company's Board of Directors will be adjusted to permit the holders of the majority of the then outstanding Preferred Stock, voting separately as a class, to elect the number of directors that is equal to the greater of (i) one and
(ii) the whole number  obtained  (rounding  down to the nearest whole number) by
(a) multiplying 1/6 by the number of directors then in office and (b) adding one. The Certificate of Incorporation provides that, until the occurrence of certain events, even if a majority of the directors of the Company vote


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in favor of an action,  the directors elected by either of the Company's Class A
Common Stock or Class B Common Stock could block such action.

                  The Certificate of Designation contains certain covenants which, among other things, restricts the ability of the Company and its subsidiaries to incur additional indebtedness and issue preferred stock; pay dividends or make distributions in respect of their capital stock; purchase, redeem or otherwise acquire for value shares of capital stock; make any voluntary or optional principal payments or voluntary or optional redemption, repurchase, defeasance or other acquisition or retirement for value of any securities ranking junior to the Preferred Stock; make investments in any affiliate or unrestricted subsidiary; enter into transactions with shareholders or affiliates; create restrictions on the ability of the Company's subsidiaries to make certain payments; issue or sell stock of the Company's subsidiaries; engage in sales of assets; and engage in mergers or consolidations. Generally, these covenants are no more restrictive, and in some cases are less restrictive, than the covenants for the Discount Debentures.

                  The Company is obligated to consummate an exchange offer (the "Preferred Stock Exchange Offer") pursuant to an effective registration statement or cause the Preferred Stock to be registered under the Securities Act pursuant to a shelf registration statement and, if the Preferred Stock Exchange Offer is not consummated and such shelf registration statement is not declared effective on or prior to December 22, 1996, the per annum dividend rate on the Preferred Stock will be increased by 0.5%, payable in additional shares of Preferred Stock on each dividend payment date, until the Preferred Stock
Exchange Offer is consummated or such shelf registration statement is declared effective.

                  Terms of Exchange Debentures. The following is a summary of the terms of the Exchange Debentures.

                  If issued, the aggregate principal amount of the Exchange Debentures will be equal to the aggregate liquidation preference of, and accrued but unpaid dividends on, the Preferred Stock outstanding on the date that the Preferred Stock is exchanged for the Exchange Debentures (the "Exchange Date"). The Exchange Debentures will mature on July 15, 2006.

                  The Exchange Debentures will be subordinated indebtedness of the Company, subordinated to the prior payment when due of the principal of, and premium, if any, and accrued and unpaid interest on, all existing and future "Senior Indebtedness" (as such term will be defined in the indenture relating to the Exchange Debentures (the "Exchange Debenture Indenture") to be executed by the Company and the trustee therefor) of the Company (including indebtedness under the Company's and its subsidiaries credit agreement and the Discount


                                       -4-

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Debentures).  In  addition,  the  Exchange  Debentures  will  be  effectively subordinated to all liabilities (including trade payables) of the Company's subsidiaries.

                  Each Exchange Debenture will bear interest at the dividend rate in effect with respect to the Preferred Stock on the date the Exchange Debentures are issued from the Exchange Date or from the most recent interest payment date to which interest has been paid or provided for. Interest will be payable on January 15 and July 15 of each year, commencing with the first of such dates to occur after the Exchange Date. On or prior to July 15, 2000, the Company will be permitted to pay interest on the Exchange Debentures by issuing additional Exchange Debentures.

                  On or after July 15, 2000, the Exchange Debentures will be redeemably, at the option of the Company, in whole or in part, at the rate of 109.938% of the principal amount thereof (declining ratable to 100% by July 15, 2003), plus accrued and unpaid interest to the redemption date. In addition, at any time, or from time to time, on or prior to July 15, 2000, the Company will be able, at its option, to redeem all (but not less than all) outstanding Exchange Debentures at a redemption price equal to 110% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, with the proceeds of one or more sales of common stock of the Company.

                  Upon a Change of Control, the Company will be required to make an offer to purchase all of the Exchange Debentures at a purchase price equal to 101% of their principal amount on the date of purchase, plus accrued and unpaid interest to the date of purchase.

                  The Exchange Debenture Indenture will contain certain covenants which, among other things, will restrict the ability of the Company and its subsidiaries to incur additional indebtedness; pay dividends or make distributions in respect of their capital stock; purchase, redeem, or otherwise acquire for value shares of their capital stock; make any voluntary or optional principal payments or voluntary or optional redemption, repurchase, defeasance or other acquisition or retirement for value of any indebtedness subordinated to the Exchange Debentures; make investments in any affiliate or unrestricted subsidiary of the Company; enter into transactions with shareholders or affiliates; create restrictions on the ability of the Company's subsidiaries to make certain payments; issue or sell stock of the Company's subsidiaries; engage in sales of assets; and engage in mergers or consolidations. Generally, these covenants will be no more restrictive than the covenants contained in the Certificate of Designation for the Preferred Stock.




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Item 7:  Exhibits

(c)      Exhibits

(1)      Restated Certificate of Incorporation of the Company, dated
         December 20, 1993.

(2)      Certificate of Amendment to the Restated Certificate of
         Incorporation of the Company, dated July 19, 1996.

(3) Silgan Holdings Inc. Certificate of Designation of the Powers, Preferences and Relative, Participating, Optional and Other Special Rights of 13 1/4% Cumulative Exchangeable Redeemable Preferred Stock and Qualifications, Limitations and Restrictions Thereof

(4)      Form of the Company's 13 1/4% Cumulative Exchangeable
         Redeemable Preferred Stock Certificate

(5) Registration Rights Agreement, dated July 22, 1996, between the Company and Morgan Stanley & Co. Incorporated

(6) Placement Agreement between the Company and Morgan Stanley & Co. Incorporated, dated July 17, 1996.




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


                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            SILGAN HOLDINGS INC.


                                            By:/s/ Harley Rankin, Jr.
                                               -----------------------
                                               Harley Rankin, Jr.
                                               Executive Vice President,
                                               Chief Financial Officer
                                               and Treasurer

Date:  August 2, 1996


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